Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Massachusetts Municipals Fund:

We consent to the use of our report, incorporated herein by reference, dated January 26, 2007, for Legg Mason Partners Massachusetts Municipals Fund as of November 30, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 30, 2007